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                                                                 EXHIBIT 3.7(a)


                            CERTIFICATE OF FORMATION

                                       OF

                       CONSOLIDATED CONTAINER HOLDINGS LLC


         The undersigned, an authorized natural person, for the purpose of forming a limited liability company, under the provisions and subject to the requirements of the State of Delaware (particularly Chapter 18, Title 6 of the Delaware Code and the acts amendatory thereof and supplemental thereto, and known, identified, and referred to as the "Delaware Limited Liability Company Act"), hereby certifies that:

         FIRST: The name of the limited liability company (hereinafter called the "Limited Liability Company") is Consolidated Container Holdings LLC.

         SECOND: The address of the registered office and the name and the address of the registered agent of the Limited Liability Company required to be maintained by Section 18-104 of the Delaware Limited Liability Company Act are Corporation Service Company, 1013 Centre Road, Wilmington, New Castle County, Delaware 19805-1297.

         IN WITNESS WHEREOF, the undersigned has executed this Certificate of Formation this 20th day of April, 1999.


                                             By: /s/ Kevin R. Shook
                                                 ------------------------------
                                                 Name:  Kevin R. Shook
                                                 Title: Authorized Person